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                               Qubit Holdings LLC


                                  July 28, 2005



Vyteris Holdings (Nevada), Inc.
13-01 Pollitt Drive
Fair Lawn, NJ  07410

        Re:     $1 MILLION FINANCING

Gentlemen:

        Reference is made to that certain proposed term sheet between Vyteris Holdings (Nevada), Inc. (the "Company") and Satellite Asset Management, L.P. or such other parties as may be the case ("SAM") of even date herewith, as same may be subsequently amended or supplemented (the "Term Sheet"), a copy of which is attached hereto and made a part hereof.

        This letter agreement shall confirm the understandings and agreements between the Company and Qubit Holdings, LLC ("Qubit") as follows:

        1. Simultaneous with the execution and delivery of this letter agreement by the parties hereto, Qubit is wire-transferring the sum of the One Million ($1,000,000) Dollars to an account designated by the Company (the "Qubit Payment").

        2. In the event that the transactions contemplated by the Term Sheet are consummated, the Qubit Payment shall be deemed to be part of such transactions. By way of example, if a $10 million of investment are made pursuant to the Term Sheet, the Qubit Payment shall be deemed to be $1 million of such $10 million investment.

        3. In the event that the transactions contemplated by the Term Sheet are not consummated, the Qubit Payment shall nevertheless be deemed to be a $1 million investment in accordance with the terms and conditions of the Term Sheet.

        4. Anything contained in the Term Sheet to the contrary notwithstanding, this letter agreement is, and shall be considered to be, a binding agreement of the Company. This letter agreement has been approved by the majority of the disinterested members of the Board of Directors of the Company.

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        Please confirm you agreement to the foregoing by signing in the space provided below and returning a fully executed copy to the undersigned.


                                         Very truly yours,

                                          /s/ Alan Fogelman
                                         ---------------------------------------
                                         Alan Fogelman, Nonmember-Manager

Accepted and agreed
This 28th day of July 2005


Vyteris, Inc.


By: /s/ Michael McGuinness
   --------------------------------
Name: Michael McGuinness
Title:   Chief Financial Officer





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